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IMMULOGIC ANNOUNCES INTENTION TO DISTRIBUTE ASSETS TO SHAREHOLDERS

WALTHAM, Mass., Feb. 8 /PRNewswire/ -- ImmuLogic Pharmaceutical Corporation (Nasdaq: IMUL - news) announced today that its Board of Directors has decided to conclude the business activities of the Company as soon as practicable. The management and the Board of Directors of the Company are currently preparing a plan designed to maximize distributions of the Company's assets to its stockholders. The Company expects that implementation of this plan will require stockholder approval and currently anticipates providing details regarding the plan during the first quarter of 1999.

ImmuLogic Pharmaceutical Corporation is a biopharmaceutical company located in Waltham, Massachusetts. The Company's press releases are available through Company News on Call by fax at 800-758-5804, ext. 114501, and on the Internet at wwe.prnewsire.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties, including risks and uncertainties that relate to restructuring of the Company's business, assets or liabilities, and the other risk factors detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.